 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 16, 1999.
                                                    REGISTRATION NO. 333-42271
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                       TO FORM S-3 REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ---------------

                          ORBITAL SCIENCES CORPORATION
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                         (State or other jurisdiction of
                         incorporation or organization)

                                  06-1209561
                                (I.R.S. Employer
                               Identification No.)

                               ---------------

                            21700 ATLANTIC BOULEVARD
                             DULLES, VIRGINIA 20166
                                (703) 406-5000

         (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                                DAVID W. THOMPSON
                        CHAIRMAN OF THE BOARD, PRESIDENT
                           AND CHIEF EXECUTIVE OFFICER
                          ORBITAL SCIENCES CORPORATION
                            21700 ATLANTIC BOULEVARD
                             DULLES, VIRGINIA 20166
                                (703) 406-5000

  (Name and address including zip code, and telephone number, including area code of agent for service)

                               ---------------

                                    COPY TO:

                               EVE N. HOWARD, ESQ.
                             HOGAN & HARTSON L.L.P.
                           555 THIRTEENTH STREET, N.W.
                             WASHINGTON, D.C. 20004
                                (202) 637-5600

                               ---------------

==============================================================================

                                EXPLANATORY NOTE

      At the time this registration statement became effective, which covers resales of 5% Convertible Subordinated Notes due 2002, together with the related shares of Orbital Sciences Corporation common stock issuable upon conversion of such notes, it included an undertaking on the part of Orbital to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. Under the terms of the Registration Rights Agreement dated September 16, 1997 between Orbital and the initial purchasers of the 5% Convertible Subordinated Notes due 2002, Orbital was required to keep this registration statement effective until September 16, 1999. For this reason, Orbital is filing this post-effective amendment to remove from registration $100,000,000 aggregate principal amount of the 5% Convertible Subordinated Notes due 2002, together with the related shares of Orbital common stock issuable upon conversion of such notes, which remain unsold as of the date of this post-effective amendment.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933 Orbital Sciences Corporation has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Loudoun, Commonwealth of Virginia, on the 16th day of September, 1999.

                                    ORBITAL SCIENCES CORPORATION

                                    By: /s/ David W. Thompson
                                       ----------------------------------------
                                       David W. Thompson
                                       Chairman of the Board, President and
                                        Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed below on September 16, 1999 by the following persons in the capacities indicated.

Signature:                                     Title:
/s/ David W. Thompson                          Chairman of the Board, Chief
------------------------------------           Executive Officer and Director
David W. Thompson                              (Principal  Executive Officer)


                 *                             Executive Vice President and
------------------------------------           Chief Financial Officer
Jeffrey V. Pirone                              (Principal Financial Officer
                                               and Principal Accounting
                                               Officer)

                 *                             Director
------------------------------------
Fred C. Alcorn

                 *                             Director
------------------------------------
Kelly H. Burke


                 *                             Director
------------------------------------
Bruce W. Ferguson

                 *                             Director
------------------------------------
Daniel J. Fink

                 *                             Director
------------------------------------
Lennard A. Fisk

                 *                             Director
------------------------------------
Jack L. Kerrebrock

                 *                             Director
------------------------------------
Douglas S. Luke

                 *                             Director
------------------------------------
John L. McLucas

                 *                             Director
------------------------------------
Janice I. Obuchowski

                 *                             Director
------------------------------------
Frank L. Salizzoni

                 *                             Director
------------------------------------
Harrison H. Schmitt

                 *                             Director
------------------------------------
James R. Thompson

                 *                             Director
------------------------------------
Scott L. Webster

                           * By: /s/ David W. Thompson
                                ----------------------------------
                                    David W. Thompson,
                                    as Attorney-in-Fact for each
                                    of the persons indicated


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